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                                                                    EXHIBIT 15.1

[ACNIELSEN LOGO]

                                     CONSENT

We hereby consent to the use of information from our monthly reports "Audit Report Beer and Soft Drink", covering the period January 1993 to December 2004, on Form 20-F of Quilmes Industrial (QUINSA Societe Anonyme). We further consent to the use of our name in such Form 20-F, and to the filing of this consent as an exhibit thereto and to the incorporation of this consent into any registration statement that Quinsa may file.

      /s/ A.C.Nielsen
      A.C.Nielsen S.A. de C.V. Sucursal Argentina
      Adrian Sarrica
      Apoderado

Firma(s) Certificada(s) en Sello
de Actuacion Notarial N degrees F 001622433
Acta N degrees 073.-

               /s/ DR. ARMANDO S. PAGANELLI
               [SEAL]

      Tucuman 348 - (C1O49AAH) Buenos Aires
      Republica Argentina
      Phone: 4891-1100                                      [A VNU COMPANY LOGO]
      Fax: 4891-1120
      e-mail: servicios@acnielsen.com